TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

EXHIBIT 23.0
CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference for the year ending December 31, 2013 in this Annual Report on Form 10-K prepared by U.S. Energy Corp. (the “Company”), of our report relating to certain estimated quantities of the Company’s proved reserves of oil and gas, future net income and discounted future net income, effective December 31, 2011.  We further consent to references to our firm under the headings “Oil and Natural Gas” and “Oil and Natural Gas Reserves (Unaudited).”

We also consent to the incorporation by reference of information from our report in the Registration Statements on Form S-3 (Nos. 333-162607, 333-151637, 33-137139, 333-135958, 333-134800, and 333-124277) and Form S-8 (Nos. 333-108979, 33-74154, 333-166638, 333-180735 and 333-183911).

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 7, 2014

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